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                                                                   EXHIBIT 10.28

              CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE


                  INTERVISUAL BOOKS, INC., a California corporation ("Company") and NEIL STUART ("Employee") hereby agree under this Confidential Severance Agreement and General Release (this "Agreement") to amicably terminate their employment relationship on the following basis:

                  1. The Company and Employee hereby mutually agree that Employee's employment relationship with the Company shall terminate effective January 30, 1998 according to this Agreement. Employee will be paid his normal salary through that date. Employee has returned to the Company all files, records, credit cards, keys, equipment and any other Company property or documents maintained by him for the Company's use or benefit, and will submit all business expense reimbursement requests with requisite verification, which will be paid in accordance with Company policy within 14 days hereafter.

                  2. Employee's Employment Agreement between Employee and the Company, dated January 13, 1997 (the "Employment Agreement"), and all rights associated therewith is hereby terminated and the Company shall have no further obligations of any nature whatsoever under the Employment Agreement. Employee and the Company agree that Employee shall receive a Consulting Agreement in lieu of the rights and obligations set forth in Paragraph 7(c) of the Employment Agreement, which Consulting Agreement shall be executed concurrently with the execution of this Agreement (the "Consulting Agreement"). The parties hereto agree that there is good and adequate consideration for their respective representations, warranties, covenants and agreements set forth in this Agreement.

                  3. Employee's Nonstatutory Stock Option Agreement, dated January 13, 1997, relating to a grant of an option to purchase 50,000 shares of Company common stock, and all rights associated therewith is hereby terminated. The Company acknowledges that Employee presently has a Nonstatutory Stock Option Agreement, dated January 13, 1997, relating to the grant of an option to purchase 75,000 shares of Company common stock and such option shall survive the effectiveness of this Agreement and Employee shall have ninety (90) days from January 30, 1998 in which to exercise such option in accordance with its terms (the "Surviving Option").

                  4. Employee agrees, represents and warrants that he is resigning voluntarily and is signing this Agreement voluntarily and with a full understanding of and agreement with its terms.

                  5. In reliance on the agreements, representations and releases in this Agreement, the Company will provide Employee with the following:
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                      a.  a lump sum payment of $20,000, less legally required
                          deductions and withholdings, payable to Employee three
                          (3) days after the effective date of Employee's resignation; and

                      b. the Consulting Agreement between Employee and the Company.

                          In addition, in further reliance on the agreements,
representations and releases in this Agreement and provided that Employee moves Employee's belongings out of Southern California within thirty (30) days from the date of this Agreement, the Company will pay for Employee's reasonable and customary moving expenses actually incurred in connection with one move from Southern California. Employee shall submit to the Company two bids from nationally recognized moving companies and the Company shall select the moving company to be used. The Company shall pay the moving company directly after its receipt and approval of original invoices from the moving company. Notwithstanding the foregoing, the maximum liability to be incurred by the Company in connection with such move shall not exceed $20,000.

                          Employee agrees that he is not entitled to receive,
and will not claim, any benefit, stock option, payment, bonus or compensation other than what is expressly set forth in the Surviving Option and this paragraph 5, and hereby expressly waives any claim to any benefit, stock option, payment, bonus or compensation which is not expressly referenced in the Surviving Option or this paragraph 5.

                  6. In exchange for the additional benefits pursuant to this Agreement, Employee promises:

                      a. not to use or disclose any Company confidential information, trade secrets, or financial, personnel, or client information;

                      b. not to solicit or participate in or assist in any way in the solicitation of any Company employee to cease employment with the Company; and

                      c. not to pursue any legal or administrative claim of any kind against the Company or the parties released under paragraph 7 hereof.

                  7. Employee does hereby, for himself and his heirs, successors and assigns, release, acquit and forever discharge the Company, and its officers, directors, shareholders, managers, employees, representatives, related entities, successors and assigns, of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which he or his heirs may have against such entities and persons based on any actions or events which occurred prior to the effective date of this Agreement, including but not limited to those related to, or arising from, Employee's employment with the Company or his termination thereof.


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                          The Company does hereby, for itself and its successors
and assigns, release, acquit and forever discharge Employee of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages or accountings of whatever nature, known or unknown, which the Company may have against Employee based on any actions or events which occurred prior to the effective date of this Agreement, including but not limited to those related to, or arising from, Employee's employment with the Company.

                          It is further understood and agreed that all rights
under Section 1542 of the Civil Code of the State of California are expressly waived by Employee and the Company. Such Section reads as follows:

                  "A General Release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding Section 1542, and for the purpose of implementing a full and complete release, Employee and the Company each expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Employee and the Company do not know about or suspect to exist at the time of the execution of this Agreement, and that this Agreement expressly contemplates the extinguishment of all such claims. It is expressly agreed, however, that this Agreement shall not release any party hereto from any violation of this Agreement.

                  8. Employee and the Company each agree that they shall keep the amount and terms of this Agreement confidential and will not disclose information concerning this Agreement to any person; provided, however, that Employee may disclose this Agreement and its terms to members of his immediate family and his tax, legal and accounting advisors and the Company may disclose this Agreement and its terms to its directors, officers, and its tax, legal and accounting advisors, so long as none of such additional parties disclose this Agreement and the terms hereof to others except as required by law. Notwithstanding the foregoing, Company may disclose this Agreement and the Consulting Agreement and the terms hereof and thereof in its SEC filings and as otherwise legally required or otherwise advisable and file such documents as exhibits as may be required or advisable.

                  9. Employee represents and agrees that Employee will not disparage the Company or any of its officers, directors, employees, business, products and services. The Company's directors and officers shall not disparage Employee.

                  10. In exchange for the promises contained herein and in accordance with the Older Workers Benefit Protection Act, Employee hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or its related entities, officers, directors, managers or employees regarding any aspect of his employment, including the termination of his employment relationship with the Company.


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                  11. Employee understands that he is waiving legal rights by signing this Agreement, and has consulted other persons to the full extent he wanted to do so before signing this Agreement.

                  12. This Agreement contains all of the terms, promises, representations, and understandings made between the parties supersedes any previous representations, understandings, or agreements.

                  13. Any dispute regarding the validity or terms of this Agreement or any aspects of Employee's employment or its termination and any other disputes between these parties shall be resolved by a judicial arbitrator selected in accordance with the procedures of J.A.M.S./ENDISPUTE in Orange County, California as the exclusive remedy for any such dispute. Should Employee pursue any other legal or administrative action against the Company, the Company shall be entitled to return of all payments paid by it under this Agreement and the Consulting Agreement and to recover all costs, expenses, and attorneys' fees it incurs as a result of such action.


INTERVISUAL BOOKS, INC.                        NEIL STUART


By: /s/ Nathan N. Sheinman              /s/ Neil Stuart
   ----------------------------------   ----------------------------------------
Name:   Nathan N. Sheinman              Date:  January 28, 1998
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Title:  President, COO
     --------------------------------
Date:   Janaury 28, 1998
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